Exhibit 99.1

AmeriServ Financial, Inc. and Riverview Financial Corporation Complete Previously Announced Branch Purchase Transaction

JOHNSTOWN, Pa., May 24, 2021 /PRNewswire/ -- AmeriServ Financial, Inc. (NASDAQ: ASRV), the parent company of AmeriServ Financial Bank, and Riverview Financial Corporation (NASDAQ: RIVE), the parent company of Riverview Bank and its operating divisions, jointly announced today the completion of their previously announced transaction providing for AmeriServ’s acquisition of Citizens Neighborhood Bank's (CNB), an operating division of Riverview Bank, branch and deposit customers in Meyersdale, as well as the deposit customers of CNB's leased branch in the Borough of Somerset.  Both of these locations are in Somerset County in southwestern Pennsylvania.

As of the closing date, AmeriServ acquired related deposits of approximately $43.7 million for a 3.71% deposit premium.  The Meyersdale branch will continue to operate under the AmeriServ name, and Somerset branch customers will be serviced from the neighboring full service AmeriServ office at 108 West Main Street.  On a pro forma basis, ASRV will have the fourth largest deposit market share in Somerset County with four branches and $150 million in deposits.

Jeffrey A. Stopko, AmeriServ Financial President & CEO stated: “This strategic branch acquisition has been successfully completed and AmeriServ Financial is excited to now offer our Banking for Life community bank business model to customers in Meyersdale and Somerset. I am very appreciative of the hard work by many employees to complete this branch acquisition and I am also pleased with how well the AmeriServ and Riverview teams worked together to make this a seamless transition for our new customers.”

Brett D. Fulk, President and CEO of Riverview Financial Corporation stated: “We are pleased to announce the successful completion of this office and deposit disposition transaction. This transaction is part of ongoing efforts to address both strategic branch realignment and cost containment at Riverview.  We have successfully consolidated, closed, or divested through sale a total of ten (10) retail locations since 2019, equating to a 33% reduction, while continuing to grow deposit balances and reducing our costs of deposits.  I would like to thank the team members at both AmeriServ and Riverview that worked tirelessly to make this transaction a success for both companies.”

About AmeriServ Financial, Inc.
AmeriServ Financial, Inc. is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company in Johnstown, PA.  The Company's subsidiaries provide full-service banking and wealth management services through seventeen community offices in southwestern Pennsylvania and Hagerstown, Maryland.  The Company also operates loan production offices in Altoona and Monroeville, Pennsylvania.  At March 31, 2021, AmeriServ had total assets of $1.3 billion and a tangible book value of $5.47 per common share.  The Company's common stock trades on the NASDAQ Global Market under the symbol "ASRV".  For more information, visit www.ameriserv.com.

About Riverview Financial Corporation
Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry and Schuylkill Counties through 23 community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview's business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company's common stock trades on the NASDAQ Global Market under the symbol "RIVE". The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

Caution Regarding Forward-Looking Statements
This release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein.  Such statements are not historical facts and include expressions about management's expectations, strategies and similar matters.  Forward-looking statements may be identified by words such as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements.  Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Forward-looking statements involve risks and uncertainties that could cause results to differ materially from current expectations.  Such risks and uncertainties are described in the filings made by AmeriServ and Riverview with the Securities and Exchange Commission, including their respective Annual Reports on Form 10-K for the year ended December 31, 2020.  Forward-looking statements are based on the beliefs and assumptions of management and on currently available information. The statements in this release are made as of the date of this press release, even if subsequently made available by on a website or otherwise.  AmeriServ and Riverview undertake no responsibility to publicly update or revise any forward-looking statement included herein to reflect future events or developments.

Contacts:

AmeriServ Financial, Inc.:

Jeffrey A. Stopko
President & CEO
814-533-5310

Riverview Financial Corporation:

Brett D. Fulk
President & CEO
717-827-4034